EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-8 of Clearant, Inc. (the “Company”) of our report dated May 17, 2007, which includes an emphasis paragraph relating to an uncertainty as to the ability of the Company’s ability to continue as a going concern, relating to our audit of the financial statements, which appears in the Annual Report on Form 10-KSB of Clearant, Inc. for the year ended December 31, 2006.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Los Angeles, CA
September 26, 2007